Exhibit 1



                           IBM CREDIT CORPORATION
                              290 Harbor Drive
                               P.O. Box 10399
                      Stamford, Connecticut 06904-2399

                           IBM Credit Corporation

                             Medium-Term Notes

                       AMENDMENT TO AGENCY AGREEMENT

                                                        August 8, 1996

CS First Boston Corporation
Park Avenue Plaza
New York, New York 10055

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Lehman Brothers
Lehman Brothers Inc.
3 World Financial Center
New York, New York 10285

Merrill Lynch & Co.
Merrill Lynch, Pierce,
  Fenner & Smith Incorporated
World Financial Center
New York, New York 10281

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10020

Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048

Smith Barney Inc.
390 Greenwich Street
New York, New York 10013

Dear Ladies and Gentlemen:

          The Agency Agreement dated March 13, 1992, as amended August 12, 1992, April 13, 1993, June 11, 1993, August 17, 1993, January 6, 1994 and
November 17, 1994 (the "Agency Agreement"), contemplates the issuance from time to time by IBM Credit Corporation (the "Company") of up to $8,400,000,000 aggregate principal amount of the Company's Medium-Term Notes, of which the Company has issued and sold approximately $8,281,100,000 aggregate principal amount of Medium-Term Notes. The Agency Agreement is hereby amended to increase the aggregate principal amount of the Company's Medium-Term Notes which may be issued and sold from time to time by the Company thereunder to $10,400,000,000 and the aggregate principal amount of Medium-Term Notes which may be issued and sold from time to time thereunder on or after the date hereof to $2,118,900,000.

          The aggregate principal amount of Medium-Term Notes which may be issued and sold by the Company under the Agency Agreement and the aggregate principal amount which may be issued and sold from time to time thereunder on or after the date hereof shall be reduced by the aggregate principal amount of Registered Securities other than MediumTerm Notes issued and sold by the Company under the Registration Statement.

          The Agency Agreement, including the exhibits thereto, is also hereby amended to: (i) add each of Morgan Stanley & Co. Incorporated ("Morgan Stanley") and Smith Barney Inc. ("Smith Barney") as an Agent thereunder; provided, however, that the opinions and other materials specified in Section 3(e), Sections 5(d) through 5(g), the penultimate and last paragraphs of Section 5 and Sections 6(b) through (d) required to be delivered at any time prior to the date hereof shall not be delivered to Morgan Stanley and Smith Barney; (ii) provide that notices to Morgan Stanley under Section 12 shall be sent to it at 1585 Broadway, 2nd Floor, New York, New York 10020, Attention: Manager-Continuously Offered Products with a copy to the attention of Peter Cooper - Investment Banking Information, 34th Floor; and (iii) provide that notices to Smith Barney under Section 12 shall be sent to it at 390 Greenwich Street, 4th Floor, New York, New York 10013, Attention: MTN Product Manager.

          In all other respects the Agency Agreement shall remain in full force and effect.

          This Amendment to the Agency Agreement may be executed in counterparts, and the executed counterparts shall together constitute a single instrument.

                                      Very truly yours,

                                      IBM CREDIT CORPORATION

                                      By
                                         -------------------------


AGREED TO:

CS FIRST BOSTON CORPORATION

  By
    -----------------------

- ----------------------------------
     (Goldman, Sachs & Co.)


LEHMAN BROTHERS INC.

  By
    -----------------------


MERRILL LYNCH, PIERCE,
  FENNER & SMITH INCORPORATED

  By
    -----------------------

MORGAN STANLEY & CO
  INCORPORATED

  By
    -----------------------


SALOMON BROTHERS INC

  By
    -----------------------


SMITH BARNEY INC.


  By
    -----------------------